UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2022

BTRS HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38947	83-3780685
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1009 Lenox Drive, Suite 101 Lawrenceville, New Jersey (Address of Principal Executive Offices)	08648 (Zip Code)

(609) 235-1010
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Class 1 Common Stock, $0.0001 par value per share	BTRS	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On May 11, 2022, Charles B. Bernicker notified BTRS Holdings Inc. (the “Company“) that he will step down as a member of the board of directors of the Company (the “Board”), the Audit Committee of the Board (the “Audit Committee”), the Compensation Committee of the Board, and the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”), including as Chair of the Nominating and Corporate Governance Committee, effective immediately, in order to pursue other interests.  Mr. Bernicker indicated that his decision to resign was not due to any disagreement with the Company.

In connection with Mr. Bernicker’s resignation, the Board appointed John W. Murray to serve as Chair of the Nominating and Corporate Governance Committee and to serve as a member of the Audit Committee, effective May 11, 2022.  The Board previously determined that Mr. Murray qualifies as independent under the director independence standards set forth in the rules and regulations of the Securities and Exchange Commission (the “SEC”) and the applicable listing standards of The Nasdaq Stock Market (“Nasdaq”), and in connection with Mr. Murray’s appointment to the Audit Committee, the Board further determined that he satisfies the additional requirements of audit committee independence for audit committee service under applicable SEC rules and regulations and Nasdaq listing standards.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2022	BTRS HOLDINGS INC.

	By:	/s/ Mark Shifke
Mark Shifke
Chief Financial Officer

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